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                                                                       EXHIBIT 5

                    [MUNGER, TOLLES & OLSON LLP LETTERHEAD]



                                August __, 1998



Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska  68131

Dear Sir or Madam:

          We have acted as counsel to Berkshire Hathaway Inc., a Delaware corporation ("Berkshire") and NBH, Inc., a Delaware corporation ("NBH" and, together with Berkshire, the "Registrants"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed by the Registrants with the Securities and Exchange Commission (the "Commission").

          The Registration Statement relates to the proposed issuance and sale of shares of Class A Common Stock, par value $5.00 per share (the "Class A Stock"), and shares of Class B Common Stock, par value $.1667 per share (the "Class B Stock") by either (i) NBH in connection with the proposed mergers (the "Mergers") of Berkshire with Wyllis Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of NBH ("Merger Sub A") and of General Re Corporation, a Delaware corporation ("General Re"), with Steven Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of NBH ("Merger Sub B"), pursuant to that certain Agreement and Plan of Mergers, dated as of June 19, 1998 (the "Merger Agreement"), by and between Berkshire and General Re, or, alternatively,
(ii) Berkshire, in connection with a merger of General Re with a subsidiary of Berkshire, whereby Berkshire will remain the ultimate parent company (the "Alternative Transaction"). The Alternative Transaction and the Class A Stock and Class B Stock of Berkshire and NBH are described in the Joint Proxy Statement/Prospectus included in the Registration Statement to which this opinion is an exhibit.
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          We have examined and are familiar with originals or copies of such documents, corporate records, and other instruments as we have deemed necessary or appropriate in connection with this opinion, including, without limitation,
(i) the Registration Statement, (ii) the Merger Agreement, (iii) the Restated Certificate of Incorporation of Berkshire and the Certificate of Incorporation of NBH, (iv) the By-Laws of Berkshire and the By-Laws of NBH, and (v) resolutions adopted to the date hereof by the Boards of Directors of the Registrants relating to, among other things, the Registration Statement, the Merger Agreement, and the Merger. This opinion is delivered in accordance with the requirement of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photocopies, and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein, other than those assumed, we have relied without independent verification upon the documents referred to above, the accuracy of factual matters contained therein, and oral or written statements and representations of officers and other representatives of the Registrants and others, including public officials.

          We are members of the Bar of the State of California. This opinion is limited to the laws of the State of California, the General Corporation Law of the State of Delaware, and the laws of the United States. We do not express any opinion as to the laws of any other jurisdiction or as to any other laws of the State of Delaware.

          We have assumed the due authorization, execution, and delivery by or on behalf of each of the parties thereto of the securities and documents referred to above, other than the Registrants, and that (a) the Mergers or the Alternative Transaction will occur and be conducted in accordance with the terms, conditions, covenants, and other provisions of the Merger Agreement as described in the Registration Statement, (b) all applicable provisions of the Securities Act of 1993, as amended, and such state "blue sky" or other securities laws as may be applicable have been or shall duly be complied with, and (c) the Registration Statement, as finally amended, shall become effective under the Securities Act.

          Based upon the foregoing, we of the opinion that the shares of NBH or Berkshire Class A Stock and Class B Stock, as the case may be, when issued to the stockholders of General Re and/or Berkshire in accordance with the provisions of the Merger Agreement, will be legally issued, fully paid, and nonassessable shares of Class A Stock or Class B Stock, as the case may be.
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          We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder.

                              Very truly yours,